U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Schedule 14C Information

                        Information Statement Pursuant to
                              Section 14(c) of the
                         Securities Exchange Act of 1934
                              (Amendment No. _____)

Check the appropriate box:

[X]   Preliminary Information Statement

[ ]   Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                         WARP TECHNOLOGY HOLDINGS, INC.
                         ------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]    No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)      Title of each class of securities to which transaction applies:
       (2)      Aggregate number of securities to which the transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)      Proposed maximum aggregate value of transaction:
       (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount previously paid:
       (2)      Form, Schedule or Registration Statement No.:
       (3)      Filing Party:
       (4)      Date Filed:

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                         WARP TECHNOLOGY HOLDINGS, INC.
                         535 West 34th Street, 5th Floor
                            New York, New York 10001

             NOTICE OF ACTION BY THE WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

         On July 3, 2003, the board of directors of WARP Technology Holdings, Inc. (the "Company") unanimously approved the adoption of a proposed Amendment to the Articles of Incorporation of the Company to: (a) increase the number of authorized shares of common stock, par value $.00001 per share (the "Common Stock"), of the Company from 100,000,000 shares to 500,000,000 shares, and (b) authorize the creation of 50,000,000 shares of par value $.00001 per share blank check preferred stock, subject to approval by a majority of the Company's stockholders.

         On July 7, 2003, the holders of a majority of the outstanding shares of our Common Stock approved the Amendment to the Articles of Incorporation in writing.

         The authorization of the Amendment to the Articles of Incorporation by the board of directors and the stockholders shall not become effective until at least 20 days after the mailing of the enclosed Information Statement. The Amendment to the Articles of Incorporation has been approved by the written consent of a majority of our stockholders and there is no need for any action to be taken by you.

         Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 78.370 of the Nevada Revised Statutes, you are hereby being provided with notice of the approval by written consent of a majority of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are being furnished with an Information Statement relating to this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.

         The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934. The Information Statement contains a more detailed description of the Amendment to the Articles of Incorporation. I encourage you to read the Information Statement thoroughly.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

July __, 2003                               Karl Douglas
                                            Co-Chairman of the Board and
                                            Chief Executive Officer

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                  INFORMATION STATEMENT PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                  We Are Not Asking You for a Proxy and You Are
                        Requested Not To Send Us a Proxy

         This Information Statement is furnished by the board of directors of WARP Technology Holdings, Inc., a Nevada corporation ("Company"), to the holders of record at the close of business on July 3, 2003 (the "Record Date") of the Company's outstanding common stock, par value $0.00001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         The Company's board of directors have unanimously approved resolutions:

         (a) to increase the number of authorized shares of Common Stock, par value $.00001 per share, of the Company from 100,000,000 shares to 500,000,000 shares; and

         (b) to authorize the creation of 50,000,000 shares of par value $.00001 per share blank check preferred stock whereby the board of directors, subject to limitations prescribed by law, is authorized to issue such shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         The Company has received the consent of a majority of the outstanding shares of Common Stock of the Company for the foregoing actions. The filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will effect the foregoing actions, will not be done until a date that is at least twenty (20) days after the mailing of this Information Statement.

         This Information Statement will be sent on or about July 25, 2003 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, par value $.00001 per share, of which 67,064,826 were issued and outstanding as of such Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock authorized by the Amendment to the Articles of Incorporation.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the


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foregoing proposals by resolution dated July 7, 2003; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on August 13, 2003.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada Revised Statutes.

                                 STOCK OWNERSHIP

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership (1) of the Company's common stock outstanding by (i) each person who is known to the Company to own 5% or more of its Common Stock, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o WARP Technology Holdings, Inc., 535 West 34 Street, 5th Floor, New York, N.Y. 10001. As of the Record Date, the Company had 67,064,826 shares of Common Stock issued and outstanding.

                                                        Number of     Percent
Name and Address                    Company Position   Shares owned   of class
----------------                    ----------------   ------------   --------
Karl Douglas                        Director, CEO        5,967,492       8.9%
John Gnip                           Director, COO        5,967,492       8.9%
Greg Parker (2)                     Director, CTO          795,102       1.2%
Malcolm Coster (3)                  Director             5,400,000       8.0%
David M. Milch (4)                  Advisor to Board     3,000,000       4.3%
Lenny Primak      (5)                                    7,636,656      11.4%
Lemire Corp. (6)                                         5,000,000       7.5%
Resolute Securities Ltd. (7)                             4,275,000       6.4%
All directors and executive
   officers as a group (4 persons)                      18,130,086      27.0%

(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

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(2) In connection with the acquisition of SpiderSoftware, Inc. by the Company,
Mr. Parker received 494,268 shares of the preferred stock of 6043577 Canada, Inc., a wholly-owned subsidiary of the Company. Mr. Parker's preferred shares are currently exchangeable for 494,268 shares of the Company's common stock upon notice to the Company. Mr. Parker also holds 300,834 options to purchase the Company's common stock which have vested and are currently exercisable, or which shall vest and be exercisable within 60 days of the date of this filing.

(3) Malcolm Coster is a citizen of the United Kingdom whose principle residential address is 46 Gulf Side, Sutten, Surry, UK 5M37EZ.

(4) Dr. Milch owns 320,000 shares of the Company's common stock. In addition, Dr. Milch has a contractual right to purchase up to 1,280,000 shares of the Company's common stock from Mr. Primak which is currently exercisable. Dr. Milch also holds 1,400,000 options to purchase the Company's common stock, which have vested and are currently exercisable or which shall vest and be exercisable within 60 days of the date of this filing.

(5) Mr. Primak was a founder of WARP Solutions, Inc. but is no longer an officer or director of that company. Mr. Primak's address is 284 Mott Street, New York, N.Y.

(6) The Toro Trust is the owner and controlling shareholder of Lemire Corp., and makes all the investment decisions for Lemire Corp. The Toro Trust is an irrevocable trust the beneficiary of which is the adult son of Mr. John A. Roberts. Mr. Roberts is not the trustee of the trust and does not make the investment decisions of the trust. Mr. Roberts' son does not live with Mr. Roberts. Mr. Roberts therefore denies beneficial ownership of the shares owned by Lemire Corporation. Lemire Corporation has its registered offices at Calle 54, Avenida Samuel Lewis, Urbanizacion Obarrio, Panama, Republic of Panama. The Toro Trust has its registered office at Bergstrasse 389, P.O. Box 777, 9497 Triesenberg, Principality of Liechtenstein.

(7) Mr. John A. Roberts is the controlling shareholder of Resolute Securities Limited, which owns its shares of the Company's common stock for the benefit of Mr. Roberts. Mr. Roberts makes all the investment decisions for Resolute Securities Limited. Mr. Roberts is deemed to be the beneficial owner of the shares owned by Resolute Securities Limited. Resolute Securities Limited has its offices at The Private Trust Corporation Ltd., Charlotte House, Charlotte Street, P.O. Box N-65, Nassau, Bahamas.


                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Company's board of directors and a majority of the stockholders of the Company eligible to vote on the matter have approved an Amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 100,000,000 to 500,000,000 and to authorize the creation of 50,000,000 shares of par value $.00001 per share blank check preferred stock. On the Record Date, the Company had authorized capital stock of 100,000,000 shares of Common Stock and approximately 67,064,826 of those shares were issued and outstanding. The board of directors believes that the increase in authorized shares of Common Stock will give the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

Increase In Authorized Common Stock

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. This amendment will not alter the current number of issued and outstanding shares of Common Stock or the percentage ownership of that Common Stock by our current stockholders and the relative rights and limitations of the shares of Common Stock will remain unchanged under this proposal. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of Common Stock by the Company will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock and could have a dilutive effect on the earnings per share and book value per share of the Company.

         As of the Record Date, a total of 67,064,826 shares of the Company's currently authorized shares of Common Stock were issued and outstanding. Of the 100,000,000 shares of

Common Stock currently authorized, 32,935,174 were authorized but unissued as of the Record Date. The increase in the number of authorized but unissued shares of Common Stock resulting from the amendment to the Company's Articles of Incorporation will enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         One of the effects of the amendment might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

Creation Of Blank Check Preferred Stock

         The amendment to the Articles of Incorporation will create 50,000,000 authorized shares of par value $.00001 per share "blank check" preferred stock.
Article IV of the proposed Amendment to the Articles of Incorporation attached as Exhibit "A" to this Information Statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Amendment to the Articles of Incorporation as set forth in Exhibit "A."

         The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock will permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of the Company's Amendment to the Articles of Incorporation and the limitations prescribed by law, the board of directors will be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the Company's common stockholders. The board of directors will be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The Company may issue shares of preferred stock immediately upon the effective date of the filing of the Certificate of Amendment to Articles of Incorporation, a copy of which is attached hereto as Exhibit A, however, the terms, rights and features of any such preferred stock could not be stated or predicted with certainty at the date of filing or mailing of this Information Statement.

         It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the board of directors determines the respective rights of the holders of one or more series of preferred stock. However, the issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of Common Stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights of the Common Stock, and may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

         The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

         While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains the periodic reports and other filings of companies that file electronically with the Commission and copies of the Company's filings can be reviewed and obtained at that web site.

         The following documents as filed with the Commission by the Company are incorporated herein by reference:

         (1) Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2002, December 31, 2002 and March 31, 2003; and

         (2) Annual Report on Form 10-KSB for the fiscal year ended June 30,
2002.

         The Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2002 and quarterly report on Form 10-QSB for the quarter ended March 31, 2003 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Karl Douglas, WARP Technology Holdings, Inc., 535 West 34th Street, 5th Floor, New York, New York 10001, telephone (646) 972-2814.

                                            By Order of the Board of Directors,


                                            /s/ John Gnip
                                            --------------------------
                                            John Gnip
                                            Secretary

New York, New York
July __, 2003

                                                                       EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         WARP TECHNOLOGY HOLDINGS, INC.

         WARP Technology Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by unanimous consent in lieu of a meeting, adopted the following resolution:

         "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOURTH of the Articles of Incorporation be amended, superceded and replaced as follows, and does hereby approve, adopt and confirm such amendment:

         Capital Stock. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.00001. The second class of stock shall be Preferred Stock, par value $0.00001. Subject to the provisions of these Amended Articles of Incorporation, the board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series, each as shall be expressed in the resolution or resolutions providing for the issuance of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         Upon the effectiveness of the filing of this Certificate of Amendment to Articles of Incorporation, the total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

         Class                    Par Value                Authorized Shares
         -------                  ---------                -----------------
         Common                    $0.00001                   500,000,000
         Preferred                 $0.00001                    50,000,000
         Totals:                                              550,000,000

         Prior to the effectiveness of the filing of this Certificate of Amendment to Articles of Incorporation, the total number of shares of stock of each class which the Corporation had authority to issue and the par value of each share of each class of stock were as follows:

         Class                    Par Value                Authorized Shares
         -------                  ---------                -----------------
         Common                    $0.00001                   100,000,000
         Preferred                      N/A                             0
                  Totals:                                     100,000,000 "


         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ____ day of August 2003.



                                            By: /s/ Karl Douglas
                                                ---------------------------
                                                Name:    Karl Douglas
                                                Title:   CEO and President